Exhibit 99.1

Provectus Biopharmaceuticals Seeks Stockholder Approval at 2022 Annual Meeting for Authority to Undertake Reverse Split of Outstanding Equities and Reduce Number of Authorized Equities by Same Ratio

KNOXVILLE, TN, April 19, 2022 (GLOBE NEWSWIRE) — Provectus (OTCQB: PVCT) today announced that, in conjunction with the filing of the Company’s preliminary 2022 proxy statement (Pre-14A), Provectus’ Board of Directors (Board) seeks approvals at the Company’s 2022 Annual Meeting of Stockholders on June 22nd for the authority to:

●	Reverse stock split proposal: Amend the Company’s Certificate of Incorporation (as amended by the Series D and D-1 Certificates of Designation) to effect a reverse stock split of the Company’s common stock, Series D Convertible Preferred Stock, and Series D-1 Convertible Preferred Stock at a ratio of between 1-for-10 and 1-for-50, and to make corresponding amendments to the Series D and D-1 Certificates of Designation to provide for the proportional adjustment of certain terms upon a reverse stock split, and

●	Authorized share reduction proposal: If and only if the reverse stock split proposal is approved, amend the Company’s Certificate of Incorporation (as amended by the Series D and D-1 Certificates of Designation) to decrease the number of authorized shares of Provectus’ common and preferred stocks by the same reverse stock split ratio determined by the Board.

At the 2022 Annual Meeting, stockholders will also vote on proposals for the election of directors, approval of the compensation of the Company’s named executive officers, and ratification of the Company’s independent registered public accounting firm. Subject to review by and/or comments from the Securities and Exchange Commission (SEC) on the Pre-14A, the Company will file its definitive 2022 proxy statement thereafter.

About Provectus

Provectus Biopharmaceuticals, Inc. (Provectus or the Company) is a clinical-stage biotechnology company developing immunotherapy medicines for different disease areas based on a family of small molecules called halogenated xanthenes. Multi-route of administration drug discovery and development programs include investigational drugs and drug targets in oncology (clinical-stage), dermatology (clinical-stage), hematology, virology, microbiology, ophthalmology (clinical-stage), and animal health. Information about the Company’s clinical trials can be found at the National Institutes of Health (NIH) registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com.

FORWARD-LOOKING STATEMENTS: The information in this press release may include “forward-looking statements,” within the meaning of U.S. securities legislation, relating to the business of Provectus and its affiliates, which are based on the opinions and estimates of Company management and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “budget,” “plan,” “continue,” “estimate,” “expect,” “forecast,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe,” and similar words suggesting future outcomes or statements regarding an outlook.

The safety and efficacy of the agents and/or uses under investigation have not been established. There is no guarantee that the agents will receive health authority approval or become commercially available in any country for the uses being investigated or that such agents as products will achieve any particular revenue levels.

Due to the risks, uncertainties, and assumptions inherent in forward-looking statements, readers should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof or as of the date specifically specified herein, and Provectus undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. The forward-looking statements are expressly qualified by this cautionary statement.

Risks, uncertainties, and assumptions include those discussed in the Company’s filings with the SEC, including those described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Additional Information and Where to Find It

As described in the preliminary proxy statement referred to above, the Company’s 2022 Annual Meeting of Stockholders (2022 Annual Meeting) will be held to, among other things, consider a reverse stock split proposal and authorized share reduction proposal. Stockholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information about the Company and the 2022 Annual Meeting proposals.

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the 2022 Annual Meeting proposals. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND, IN ITS ENTIRETY, THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC AND, WHEN THEY BECOME AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE 2022 ANNUAL MEETING PROPOSALS. A notice of internet availability of proxy materials with instructions for accessing the definitive proxy statement will be mailed to stockholders as of the record date of April 25, 2022. Stockholders may obtain free copies of the Company’s preliminary proxy statement and its other SEC filings electronically by accessing the SEC’s home page at http://www.sec.gov. Copies can also be obtained, free of charge, upon written request to Provectus Biopharmaceuticals, Inc., Attn: Secretary, 10025 Investment Drive, Suite 250, Knoxville, Tennessee 37932, (866) 594-5999.

Participants in Solicitation

This press release may constitute soliciting material under SEC Rule 14a-12, and the Company and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock, Series D Convertible Preferred Stock, and Series D-1 Convertible Preferred Stock in respect of the 2022 Annual Meeting proposals.

Investors may obtain additional information regarding the interest of those participants by reading the Company’s preliminary proxy statement and, when they become available, the Company’s definitive proxy statement and other relevant proxy materials, and the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC.

###

Contact:

Provectus Biopharmaceuticals, Inc.

Heather Raines, CPA

Chief Financial Officer

Phone: (866) 594-5999